Exhibit 99.1

Annie’s Reports Third Quarter Fiscal 2013 Financial Results

Berkeley, California, February 11, 2013 — Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced financial results for its third quarter of fiscal 2013.

Third Quarter Highlights:

•

Net sales, including a $1.6 million reduction in net sales related to the pizza recall, were $36.3 million, an increase of 17.7% for the third quarter; net income, including $0.7 million inventories write-off, was $1.4 million, or $0.08 per diluted share

•	Adjusted net sales* increased 22.7% to $37.9 million for the third quarter; adjusted net income* was $2.7 million, or $0.15 per adjusted diluted share*

For the third quarter of fiscal 2013, Annie’s reported net sales, including the impact of a reduction in net sales of $1.6 million due to the voluntary recall of Certified Organic and Made with Organic Pizza products, of $36.3 million, an increase of 17.7% over the third quarter of fiscal 2012. Net income attributable to common stockholders, including $0.7 million in additional cost of sales for inventories write-off, in the third quarter of fiscal 2013 was $1.4 million as compared to $2.2 million in the third quarter of the prior year.

Excluding the recall-related charges, Annie’s reported adjusted net sales of $37.9 million, an increase of 22.7% over the third quarter of fiscal 2012. Adjusted net income, excluding the recall-related charges, for the third quarter of fiscal 2013 was $2.7 million, or $0.15 per adjusted diluted share, based on 17.8 million shares outstanding. This represents an increase of 23.1% over adjusted net income of $2.2 million, or $0.14 per adjusted diluted share, based on 16.3 million shares outstanding for the third quarter of fiscal 2012.

“We again delivered overall strong financial results and continue to make important investments to support and drive future growth,” commented John Foraker, CEO of Annie’s. “Consumption trends remain robust and the outlook for natural and organic foods remains strong. Our key growth strategies around mainline aisle placement, securing deeper distribution, increasing brand awareness and driving innovation continue to deliver strong results. Our organization responded well during our recent voluntary product recall of frozen pizza products, and we are moving aggressively to regain momentum in this important growth initiative. Overall, we executed well during the quarter and are looking forward to continued improvements and further growth in the fourth quarter and throughout our next fiscal year, fiscal 2014. We are excited about the opportunities ahead.”

As a result of the voluntary product recall, Annie’s recorded charges that negatively impacted net sales and net income for the third quarter of fiscal 2013. Annie’s expects to recover a substantial portion of the recall-related costs from its product recall insurance and it may seek to recover additional costs from the third-party flour mill. Any recovery would be recorded to offset the charges once recovery is probable. Such recovery is expected to occur and be recorded in future quarters. Annie’s is including adjusted financial measures in this press release to provide better visibility into its normal operating results by isolating the effects of the recall. Annie’s expects the effects of the recall to continue to be reflected in its financial statements over the next few quarters.

*	Adjusted net sales, adjusted net income and adjusted diluted shares are non-GAAP financial measures and must be read with the important information about these measures and the full reconciliation to the most comparable GAAP measures set forth below.

Conference Call Information for Today, February 11, 2013

Annie’s will host a conference call and live webcast today, February 11, 2013 at 2:00 p.m. PT (5:00 p.m. ET). The conference call can be accessed by dialing 1-877-941-4774, or 1-480-629-9760 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of Annie’s corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. PT today, February 11, 2013 until 11:59 p.m. PT on Monday, February 18, 2013, by dialing 1-800-406-7325, or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4588179#.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers over 125 products and is present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-looking Statements

Certain statements in this press release, including Annie’s statements regarding robust consumption trends, strong outlook for natural and organic foods, results of key growth strategies, momentum of frozen pizza product initiative, continued improvements and further growth in the fourth quarter and throughout our next fiscal year, fiscal 2014, and opportunities ahead are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Non-GAAP Financial Measures

Adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release adjusted net sales represents net sales less reduction in net sales due to product recall; adjusted net income represents net income plus impact on net sales, cost of sales and provision for income taxes due to product recall, the change in fair value of convertible preferred stock warrant liability, secondary offering costs and provision for income taxes related to the secondary offering costs, and revaluation of deferred tax assets; EBITDA represents net income plus interest expense, provision for income taxes, and depreciation and amortization; adjusted EBITDA represents EBITDA plus reduction in net sales and increase in cost of sales due to product recall, management fees, stock-based compensation, secondary offering costs and change in fair value of convertible preferred stock warrant liability; and adjusted diluted shares represent weighted average shares of common stock outstanding used in computing diluted earnings per share plus conversion of weighted average convertible preferred stock on an “as-if” converted basis.

We present adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares because we believe these measures provide additional metrics to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net sales, adjusted net income, EBITDA and adjusted EBITDA, together with financial measures prepared in accordance with GAAP to assess our operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our core operating performance and to compare our performance to that of our peers and competitors. We also believe that these non-GAAP financial measures are useful to investors in assessing the operating performance of our business without the effect of the items described above. In addition, we use adjusted diluted shares because immediately prior to the closing of the Company’s IPO, all of the shares of convertible preferred stock automatically converted into shares of common stock. Adjusted net sales, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Further, our computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

The following tables provide a reconciliation of adjusted net income, EBITDA and adjusted EBITDA to net income, which is the most directly comparable GAAP financial measure.

Annie’s, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Net income	$1,401	$2,232	$7,317	$7,660
Interest expense	40	25	120	66
Provision for income taxes	919	1,502	4,965	4,926
Depreciation and amortization	286	276	749	578

EBITDA	2,646	4,035	13,151	13,230
Net sales reduction related to product recall	1,570	—	1,570	—
Cost of sales related to product recall	690	—	690	—
Stock-based compensation	230	151	677	390
Management fees	—	150	—	450
Secondary offering costs	—	—	704	—
Change in fair value of convertible preferred stock warrant liability	—	—	13	538

Adjusted EBITDA	$5,136	$4,336	$16,805	$14,608

The following table reconciles the number of adjusted diluted shares outstanding to diluted shares outstanding.

Annie’s, Inc.

Reconciliation of Weighted Average Shares of Common Stock Outstanding Used in Computing Diluted Net Income Per Share Attributable to Common Stockholders to Weighted Average Shares of Common Stock Used in Computing Adjusted Diluted Net Income Per Share Attributable to Common Stockholders

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders	17,781,720	1,037,657	17,702,221	988,915
Weighted average convertible preferred shares outstanding on an if converted basis	—	15,221,571	—	15,221,571

Weighted average shares of common stock outstanding used in computing adjusted diluted net income per share attributable to common stockholders	17,781,720	16,259,228	17,702,221	16,210,486

Annie’s, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Net sales (net of product recall returns of $1,570 for the three and nine months ended December 31, 2012)	$36,283	$30,838	$117,262	$98,320
Cost of sales (including costs associated with product recall of $690 for the three and nine months ended December 31, 2012)	23,267	18,275	72,539	60,034

Gross profit	13,016	12,563	44,723	38,286
Operating expenses:
Selling, general and administrative	10,687	8,847	32,437	25,206

Income from operations	2,329	3,716	12,286	13,080
Interest expense	(40)	(25)	(120)	(66)
Other income (expense), net	31	43	116	(428)

Income before provision for income taxes	2,320	3,734	12,282	12,586
Provision for income taxes	919	1,502	4,965	4,926

Net income	$1,401	$2,232	$7,317	$7,660

Net income attributable to common stockholders	$1,401	$69	$7,317	$233

Net income per share attributable to common stockholders
—Basic	$0.08	$0.15	$0.43	$0.50

—Diluted	$0.08	$0.07	$0.41	$0.24

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders
—Basic	17,249,536	471,554	17,085,833	467,206

—Diluted	17,781,720	1,037,657	17,702,221	988,915

Non-GAAP results:
Adjusted net income	$2,747	$2,232	$9,095	$8,530

Adjusted diluted net income per share	$0.15	$0.14	$0.51	$0.53

Adjusted EBITDA	$5,399	$4,486	$16,805	$14,608

Annie’s, Inc.

Reconciliation of Net Income to Adjusted Net Income

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	As Reported	Voluntary Product Recall	As Adjusted	As Reported	As Adjusted
Net sales	$36,283	$1,570	$37,853	$30,838	$30,838
Cost of sales	23,267	(690)	22,577	18,275	18,275

Gross profit	13,016	2,260	15,276	12,563	12,563
Operating expenses:
Selling, general and administrative	10,687	—	10,687	8,847	8,847

Income from operations	2,329	2,260	4,589	3,716	3,716
Interest expense	(40)	—	(40)	(25)	(25)
Other income (expense), net	31	—	31	43	43

Income before provision for income taxes	2,320	2,260	4,580	3,734	3,734
Provision for income taxes	919	914	1,833	1,502	1,502

Net income	$1,401	$1,346	$2,747	$2,232	$2,232

Net income attributable to common stockholders	$1,401			$69

Net income per share attributable to common stockholders
—Basic	$0.08			$0.15

—Diluted	$0.08			$0.07

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders
—Basic	17,249,536			471,554

—Diluted	17,781,720			1,037,657

Adjusted diluted net income per share		$0.08	$0.15		$0.14

Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders		17,781,720	17,781,720		1,037,657
Weighted average convertible preferred shares outstanding on an if converted basis		—	—		15,221,571

Weighted average used in computing adjusted diluted net income per share		17,781,720	17,781,720		16,259,228

Net income	$1,401	$1,346	$2,747	$2,232	$2,232
Less:
Dividends paid to convertible preferred stockholders	—	—	—	11,667	11,667
Undistributed loss attributable to convertible preferred stockholders	—	—	—	(9,504)	(9,504)

Net income attributable to common stockholders	$1,401	$1,346	$2,747	$69	$69

Annie’s, Inc.

Reconciliation of Net Income to Adjusted Net Income

(unaudited)

(in thousands, except share and per share amounts)

	Nine Months Ended December 31, 2012					Nine Months Ended December 31, 2011
	As Reported	Voluntary Product Recall	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net sales	$117,262	$1,570	$—		$118,832	$98,320	$—		$98,320
Cost of sales	72,539	(690)	—		71,849	60,034	—		60,034

Gross profit	44,723	2,260	—		46,983	38,286	—		38,286
Operating expenses:
Selling, general and administrative	32,437	—	(704	) (1)	31,733	25,206	—		25,206

Income from operations	12,286	2,260	704		15,250	13,080	—		13,080
Interest expense	(120)	—	—		(120)	(66)	—		(66)
Other income (expense), net	116	—	13	(2)	129	(428)	538	(3)	110

Income before provision for income taxes	12,282	2,260	717		15,259	12,586	538		13,124
Provision for income taxes	4,965	914	285	(4)	6,164	4,926	(332	) (5)	4,594

Net income	$7,317	$1,346	$432		$9,095	$7,660	$870		$8,530

Net income attributable to common stockholders	$7,317					$233

Net income per share attributable to common stockholders
—Basic	$0.43					$0.50

—Diluted	$0.41					$0.24

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders
—Basic	17,085,833					467,206

—Diluted	17,702,221					988,915

Adjusted diluted net income per share		$0.08	$0.02		$0.51		$0.05		$0.53

Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders		17,702,221	17,702,221		17,702,221		988,915		988,915
Weighted average convertible preferred shares outstanding on an if converted basis		—	—		—		15,221,571		15,221,571

Weighted average used in computing adjusted diluted net income per share		17,702,221	17,702,221		17,702,221		16,210,486		16,210,486

Net income	$7,317	$1,346	$432		$9,095	$7,660	$870		$8,530
Less:
Dividends paid to convertible preferred stockholders	—	—	—		—	13,141	—		13,141
Undistributed loss attributable to convertible preferred stockholders	—	—	—		—	(5,714)	844		(4,870)

Net income attributable to common stockholders	$7,317	$1,346	$432		$9,095	$233	$26		$259

(1)	Includes $704 for secondary offering costs during the nine months ended December 31, 2012.
(2)	Includes $13 for change in fair value of convertible preferred stock warrant liability during the nine months ended December 31, 2012.
(3)	Includes $538 for change in fair value of convertible preferred stock warrant liability during the nine months ended December 31, 2011.
(4)	Includes $285 for provision for income taxes on secondary offering costs during the nine months ended December 31, 2012.
(5)	Includes $332 for provision for income taxes due to revaluation of deferred tax assets during the nine months ended December 31, 2011.

Annie’s, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2012	March 31, 2012
ASSETS
CURRENT ASSETS:
Cash	$12,960	$562
Accounts receivable, net	10,110	11,870
Inventory	21,127	10,202
Deferred tax assets	1,995	1,995
Income tax receivable	3,402	164
Prepaid expenses and other current assets	2,201	1,252

Total current assets	51,795	26,045
Property and equipment, net	5,517	4,298
Goodwill	30,809	30,809
Intangible assets, net	1,131	1,176
Deferred tax assets, long-term	4,115	4,650
Deferred initial public offering costs	—	5,343
Other non-current assets	145	108

Total assets	$93,512	$72,429

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$4,290	$861
Related-party payable	—	1,305
Accrued liabilities	8,699	7,452

Total current liabilities	12,989	9,618
Credit facility	—	12,796
Convertible preferred stock warrant liability	—	2,157
Other non-current liabilities	878	921

Total liabilities	13,867	25,492

Convertible preferred stock	—	81,373
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	—	—
Common stock	17	1
Additional paid-in capital	111,140	4,392
Accumulated deficit	(31,512)	(38,829)

Total stockholders’ equity (deficit)	79,645	(34,436)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$93,512	$72,429

Annie’s, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,317	$7,660
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	749	578
Stock-based compensation	677	390
Allowances for trade discounts and other	(579)	(477)
Inventory reserves	492	—
Excess tax benefit from stock-based compensation	(7,499)	—
Accretion of imputed interest on purchase of intangible asset	107	—
Change in fair value of convertible preferred stock warrant liability	13	538
Amortization of deferred financing costs	12	25
Deferred taxes	535	(332)
Changes in operating assets and liabilities:
Accounts receivable, net	2,339	3,737
Inventory	(11,417)	(2,478)
Income tax receivable	425	—
Prepaid expenses, other current and non-current assets	4,400	(508)
Accounts payable	3,417	(9,193)
Related-party payable	(1,305)	(3)
Accrued expenses and other non-current liabilities	4,527	(708)

Net cash provided by (used in) operating activities	4,210	(771)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,498)	(1,504)

Net cash used in investing activities	(1,498)	(1,504)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	2,952	52,114
Payments to credit facility	(15,748)	(38,812)
Proceeds from common shares issued in initial public offering, net of issuance costs	11,146	—
Payment for intangible asset acquired by financing transaction	(7)	—
Payments of initial public offering costs	—	(1,841)
Dividends paid	—	(13,550)
Net repurchase of stock options	—	(602)
Excess tax benefit from stock-based compensation	7,499	—
Proceeds from exercises of stock options	3,844	47

Net cash provided by (used in) financing activities	9,686	(2,644)

NET INCREASE (DECREASE) IN CASH	12,398	(4,919)
CASH—Beginning of period	562	7,333

CASH—End of period	$12,960	$2,414

NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible preferred stock into common stock	$81,373	$—
Purchase of property and equipment funded through accrued expenses and accounts payable	$425	$120
Deferred initial public offering costs funded through accounts payable	$—	$621
Intangible asset acquired by financing transaction	$—	$1,023

CONTACT:

Erica Abrams

510-558-7595

415-217-5864

ir@annies.com